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                                                                 EXHIBIT 10.16









                                 LOAN AGREEMENT


                                     BETWEEN


                           SEQUANA THERAPEUTICS, INC.

                                       AND


                           THE SUMITOMO BANK, LIMITED


                                OCTOBER 23, 1996



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                                TABLE OF CONTENTS
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ARTICLE I.            DEFINITIONS...............................................................................  1

                      Section 1.1. Definitional Provisions......................................................  1

ARTICLE II.           LOAN......................................................................................  1

                      Section 2.1. Term Note....................................................................  1
                      Section 2.2. Use of Proceeds..............................................................  4
                      Section 2.3. Payments.....................................................................  4
                      Section 2.4. Prepayments..................................................................  5
                      Section 2.5. Indemnification; Increased Costs.............................................  6
                      Section 2.6. Investment Account and Custodian Account.....................................  7
                      Section 2.7. Change In Legality...........................................................  8

ARTICLE III.          REPRESENTATIONS AND WARRANTIES............................................................  8

                      Section 3.1. Organization.................................................................  8
                      Section 3.2. Power, Authority, Consents...................................................  9
                      Section 3.3. No Violation of Law or Agreements............................................  9
                      Section 3.4. Due Execution, Validity, Enforceability......................................  9
                      Section 3.5. Judgments, Actions, Proceedings..............................................  9
                      Section 3.6. No Defaults, Compliance With Laws............................................ 10
                      Section 3.7. No Materially Adverse Contracts, Etc......................................... 10
                      Section 3.8. Financial Statements......................................................... 10
                      Section 3.9. Title to Properties; Leases.................................................. 10
                      Section 3.10. Priority of Liens........................................................... 11
                      Section 3.11. Patents, Copyrights, Licenses, Etc.......................................... 11
                      Section 3.12. Tax Returns................................................................. 11
                      Section 3.13. Regulation U; Margin Stock.................................................. 11
                      Section 3.14. Full Disclosure............................................................. 11
                      Section 3.15. ERISA....................................................................... 12
                      Section 3.16. Environmental Compliance.................................................... 12
                      Section 3.17. Other Regulations........................................................... 13
                      Section 3.18. Compliance with Securities Laws............................................. 14
                      Section 3.19. Solvency.................................................................... 14
                      Section 3.20. Subsidiaries or Affiliates.................................................. 14
                      Section 3.21. Pending Litigation.......................................................... 14
                      Section 3.22. Compliance with Investment Policy........................................... 14

ARTICLE IV.           CONDITIONS PRECEDENT...................................................................... 14

                      Section 4.1. Conditions Precedent to the Effectiveness
                                   of this Agreement............................................................ 14
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ARTICLE V.            AFFIRMATIVE COVENANTS..................................................................... 16

                      Section 5.1. Books and Records............................................................ 16
                      Section 5.2. Inspections and Audits....................................................... 16
                      Section 5.3. Perform Obligations.......................................................... 16
                      Section 5.4. Fees and Expenses............................................................ 16
                      Section 5.5. Maintenance of Existence; Conduct of
                                   Business..................................................................... 17
                      Section 5.6. Insurance.................................................................... 17
                      Section 5.7. Certain Taxes................................................................ 17
                      Section 5.8. Use of Proceeds.............................................................. 18
                      Section 5.9. Further Assurances With Respect To
                                   Accounts..................................................................... 18
                      Section 5.10. Financial Covenants......................................................... 18
                      Section 5.11. Deposits Into Custodian Account............................................. 18

ARTICLE VI.           DELIVERY OF FINANCIAL REPORTS,
                      DOCUMENTS AND OTHER INFORMATION........................................................... 19

                      Section 6.1. Annual Financial Statements.................................................. 19
                      Section 6.2. Quarterly Financial Statements............................................... 19
                      Section 6.3. 10Q and 10K Filings.......................................................... 19
                      Section 6.4. Cash and Covenant Reports.................................................... 20
                      Section 6.5. Other Information............................................................ 20
                      Section 6.6. No Default Certificate....................................................... 20
                      Section 6.7. Notices...................................................................... 20

ARTICLE VII.          NEGATIVE COVENANTS........................................................................ 21

                      Section 7.1. Liens........................................................................ 21
                      Section 7.2. Changes in Business; Merger or
                                   Consolidation; Disposition of Assets......................................... 22
                      Section 7.3. Change of Office Address..................................................... 23
                      Section 7.4. Violation of Agreement....................................................... 23

ARTICLE VIII.         EVENTS OF DEFAULT......................................................................... 23

                      Section 8.1. Events of Default............................................................ 23
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ARTICLE IX.           MISCELLANEOUS PROVISIONS.................................................................. 26

                      Section 9.1. Indemnity; Additional Fees................................................... 26
                      Section 9.2. Survival of Agreements and Representations................................... 26
                      Section 9.3. Modifications, Consents and Waivers.......................................... 26
                      Section 9.4. Entire Agreement............................................................. 26
                      Section 9.5. Remedies Cumulative.......................................................... 26
                      Section 9.6. Further Assurances........................................................... 26
                      Section 9.7. Notices...................................................................... 26
                      Section 9.8. Construction; Governing Law.................................................. 28
                      Section 9.9. Waiver of Jury Trial......................................................... 28
                      Section 9.10. Jurisdiction................................................................ 28
                      Section 9.11. Relationship of the Borrower and the Bank................................... 29
                      Section 9.12. Severability................................................................ 29
                      Section 9.13. Binding Effect; Assignment.................................................. 29
                      Section 9.14. Counterparts................................................................ 29
                      Section 9.15. Re-Establishment of Investment Account...................................... 29

APPENDIX A TO LOAN AGREEMENT -- DEFINITIONS...................................................................  A-1
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                                 LOAN AGREEMENT


        THIS LOAN AGREEMENT (the "Agreement") is made as of October 23, 1996 by and between SEQUANA THERAPEUTICS, INC., a California corporation ("Sequana" or the "Borrower"), and THE SUMITOMO BANK, LIMITED, a Japanese banking corporation (the "Bank").

        The Borrower and the Bank hereby agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS


        SECTION 1.1. DEFINITIONAL PROVISIONS.

               (a) Capitalized terms used in this Agreement and defined in Appendix A hereto, which Appendix A is attached to this Agreement and by this reference made a part hereof, shall have the respective meanings specified in such Appendix A.

               (b) All terms defined in Appendix A shall have such defined meanings when used in any certificate or any other document made or delivered pursuant to this Agreement unless otherwise defined in such other document or certificate.

               (c) All accounting terms not specifically defined in this Agreement or in Appendix A hereto shall be construed in accordance with generally accepted accounting principles as in effect in the United States of America on the date of this Agreement.


                                   ARTICLE II.

                                      LOAN


        SECTION 2.1.  TERM NOTE.

               (a) The Bank hereby agrees, on the terms and subject to the conditions of this Agreement, to loan to the Borrower an aggregate principal amount of Seven Million Dollars ($7,000,000) (the "Loan"). The Bank will make an initial Disbursement to the Borrower on the Closing Date in the amount of One Million Dollars ($1,000,000). During the Availability Period, the Bank will make subsequent Disbursements to the Borrower subject to the conditions set forth in Subsection 2.1(b). The obligation of the Borrower to repay the Loan and to pay interest and all other costs and charges payable hereunder will be evidenced by a promissory note in the form of Exhibit 2.1 (the "Note") dated the

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        Closing Date and payable to the order of the Bank in the original principal amount of Seven Million Dollars ($7,000,000).

               (b) The Borrower shall submit a written request or a telephonic request (provided that such telephonic request is confirmed in a written notice by Borrower to the Bank within one (1) Business Day) for each Disbursement at least three (3) Business Days prior to the desired funding date in the case of any borrowing consisting of a Eurodollar Rate Loan Portion, and not later than 12:00 Noon (Chicago time) on the funding date in the case of any borrowing consisting of a Prime Rate Loan Portion. The minimum amount for any Disbursement shall be Five Hundred Thousand Dollars ($500,000). No Disbursement shall be made after the occurrence of an Event of Default or any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default. No Disbursement shall be made after the expiration of the Availability Period.

               (c) The Loan shall bear interest, and the Borrower shall pay interest on the outstanding principal balance of the Loan from the date of the initial Disbursement to the Borrower until the Maturity Date, at the following rates per annum:

                      (i) with respect to any portion of such Loan which is a
               Eurodollar Rate Loan Portion, interest at a rate per annum on such Eurodollar Rate Loan Portion equal (at all times during each applicable Interest Period) to the Reserve Adjusted Eurodollar Rate for such applicable Interest Period plus the Applicable Margin; and

                      (ii) with respect to each portion of such Loan which is
               not a Eurodollar Rate Loan Portion, interest at a rate per annum on each such Loan Portion equal to the Prime Rate.

                      Not later than 12:00 noon (Chicago time) on the third Business Day prior to the initial funding of the Loan, the Borrower shall provide written notice ("Initial Notice") to the Bank of the dollar amount of the initial Disbursement which will be a Eurodollar Rate Loan Portion for the initial Interest Period. In the event that the Borrower fails to provide the Initial Notice in accordance with the preceding sentence, then the outstanding principal balance of the Loan shall bear interest at the Prime Rate until such time as Borrower has given an Election Notice in accordance with Section 2.1(c) below. Computations of interest on the Eurodollar Rate Loan Portion will be on the basis of a 360 day year, for actual days elapsed with respect to interest accruing. Computations of all other interest will be on the basis of a 365 day or 366 day year, as the case may be, for actual days elapsed with respect to interest accruing.

               (d) The Borrower, upon written notice (the "Election Notice") given to the Bank by not later than 12:00 noon (Chicago time) on the third Business Day prior to the expiration of the Interest Period for any Eurodollar Rate Loan Portion in the case of any continuation of a Eurodollar Rate Loan Portion as such, and not later than 12:00 Noon (Chicago time) on the conversion date in the case of any conversion into a Prime Rate Loan Portion, may elect: (1) to continue such portion or any part thereof as a Eurodollar Rate Loan Portion for the next succeeding Interest Period; or (2) to convert such portion

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        or any part thereof to a Prime Rate Loan Portion; or (3) a combination thereof, effective the last day of such Interest Period.

                      At the end of each applicable Interest Period, in the absence of a timely effective Election Notice to continue the applicable Loan Portion as a Eurodollar Rate Loan Portion, the Borrower shall be deemed to have elected to continue such Eurodollar Rate Loan Portion for the next succeeding Interest Period of the same time period as the applicable Interest Period which has most recently ended. Notwithstanding anything herein to the contrary, if at the end of an applicable Interest Period for a Eurodollar Rate Loan Portion, an Event of Default has occurred and is continuing, then the Borrower shall have no right to give an Election Notice, and the Bank may ignore any attempt by the Borrower to give an Election Notice.

               (e) An Election Notice with respect to any Eurodollar Rate Loan Portion shall contain the following information:

                     (i) the dollar amount (if any) which is to be continued as a Eurodollar Rate Loan Portion; and

                     (ii) with respect to the dollar amount to be continued as a
              Eurodollar Rate Loan Portion, the new Interest Period.

                     Notwithstanding anything herein to the contrary, the
              outstanding Loan balance may not at any time be comprised of more than five (5) Eurodollar Rate Loan Portions at the same time without the Bank's consent, which shall be in the Bank's sole and absolute discretion. Once received by the Bank, any Election Notice will be irrevocable for the applicable Eurodollar Rate Loan Portion for the applicable Interest Period.

                      The Borrower hereby authorizes the Bank to record on schedule(s) annexed to the Note (a) the date and amount of each Loan Portion; (b) the term of the Interest Period for each Eurodollar Rate Loan Portion; (c) the interest rate or rates for each Prime Rate Loan Portion and the effective date(s) of all changes in such rates; and (d) the date and amount of each principal and interest payment on each Loan Portion made by the Borrower, and the Borrower agrees that all such notations shall constitute prima facie evidence of the matters noted absent manifest error, provided that the failure of the Bank to record such information shall not reduce or affect the obligations of the Borrower hereunder or under the Loan Agreement.

               (f) In the event that on the date for determining the Reserve Adjusted Eurodollar Rate to be paid by the Borrower in respect of any Interest Period, the Bank determines in good faith (which determination will be conclusive and binding on the Borrower) that by reason of circumstances affecting the London interbank Eurodollar market, either Eurodollar rates are not offered in the London interbank Eurodollar market or adequate and fair means do not exist for ascertaining the Reserve Adjusted Eurodollar Rate for such Interest Period, the Bank shall promptly give to the Borrower telephonic notice (confirmed

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        as soon as practicable in writing) of such determination. During the existence of such circumstances, any existing Eurodollar Rate Loan Portion in respect of which such circumstances exist will convert to a Prime Rate Loan Portion at the end of the applicable Interest Period.

        SECTION 2.2. USE OF PROCEEDS. The proceeds of the Loan shall be used by the Borrower for the purpose of funding, or replenishing working capital reserves used to fund, capital expenditures for enhancement of research and development facilities, manufacturing facilities, acquisition of laboratory equipment or other equipment and for general corporate purposes.

        SECTION 2.3.  PAYMENTS.

               (a) Interest only shall be payable on each Interest Payment Date during the period commencing on the date of the initial Disbursement and continuing through and including September 30, 1997. Thereafter, the Borrower will repay the principal amount of the Loan in forty-eight (48) equal consecutive monthly installments of principal (each installment being in an amount sufficient to amortize the outstanding principal balance of the Loan over a period of forty-eight (48) months), together with interest thereon commencing from the Closing Date, payable on the last Business Day of each calendar month commencing with the first such payment due on October 31, 1997 and continuing until the Maturity Date, on which date the Borrower shall make a final payment in an amount equal to all the then unpaid principal of the Loan and all unpaid interest thereon. Notwithstanding the foregoing, repayment of the Loan and all accrued and unpaid interest thereon may be accelerated upon the occurrence and during the continuance of an Event of Default.

               (b) The Borrower shall make all payments hereunder in U.S. Dollars and in immediately available funds at the Bank's office at 233
        S. Wacker Drive, Suite 5400, Chicago, Illinois 60606 (or at such other office as the Bank may notify the Borrower in writing) via wire transfer to Sumitomo Bank, Limited, Chicago Branch, ABA 071001850, through the Federal Reserve Bank of Chicago, Reference: Sequana. Payments not made prior to 2:00 p.m. (Chicago time) on the date of payment will be deemed paid on the next Business Day. Payments which fall due on a day which is not a Business Day will be payable on the next Business Day, with interest to accrue to such date of payment. All payments hereunder and under the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement or the Note, as the case may be.

               (c) Any installment of interest only or of principal and interest paid more than five (5) days late or any other amount payable hereunder which is not paid when due, will bear (and the Borrower shall pay) interest (to the extent permitted by law) from such due date until such unpaid amount has been paid in full (whether before or after judgment) at a rate per annum equal to three and one-half percent (3.5%) in excess of the rate then applicable to each Loan Portion until the end of any Interest Period then applicable to such Loan

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        Portion and thereafter at a rate per annum equal to three and one-half percent (3.5%) in excess of the Prime Rate ("Default Rate").

               (d) In partial consideration for the Bank making the Loan to the Borrower, the Borrower shall pay to Bank: (i) a loan initiation fee ("Initiation Fee") in the aggregate amount of Thirty-Nine Thousand Three Hundred Seventy-Five Dollars ($39,375) with such Initiation Fee to be due and payable in three (3) installments of Thirteen Thousand One Hundred Twenty-Five Dollars ($13,125) on the Closing Date, October 31, 1996 and November 30, 1996; (ii) a loan disbursement fee ("Funding Fee") in an amount equal to 0.5625% of each Disbursement amount, such Funding Fee to be due and payable on the date any Disbursement is made to the Borrower, and (iii) during the period that the Bank has any lending commitment hereunder, a commitment fee ("Commitment Fee") in an amount equal to 0.25% per annum of any portion of the Loan not disbursed to the Borrower, with such Commitment Fee to be due and payable, in arrears, on the last Business Day of each calendar quarter and calculated on the actual daily amount of the undisbursed portion of the Loan, provided that when any Disbursement occurs, the Commitment Fee which has accrued on the portion of the unutilized Loan being disbursed shall be credited against the Funding Fee payable with respect to such Disbursement, and only the net amount of such Funding Fee shall be payable at the time of such Disbursement. On the Closing Date, Borrower hereby authorizes Bank to deduct and pay the portion of the Initiation Fee which is due on the Closing Date, the Funding Fee for the initial Disbursement made on the Closing Date, and all other reasonable fees and expenses of the Bank identified in Section 4.1(h) below, from the available proceeds of the Loan.

        SECTION 2.4. PREPAYMENTS. Subject to this Section 2.4, the Borrower may, upon five (5) Business Days' prior notice to the Bank, prepay the outstanding amount of the Loan in whole or in part. In the event that the Borrower prepays or is required to prepay any Eurodollar Rate Loan Portion by acceleration or otherwise or fails to draw down or convert to a Eurodollar Rate Loan Portion after giving notice thereof, the Borrower agrees to reimburse the Bank for its expenses, funding losses and loss of anticipated profits due to such prepayment or failure to draw. The Borrower and the Bank hereby agree that such expenses, funding losses and loss of anticipated profits shall consist of the sum of:

               (a) Principal amount of each such Eurodollar Rate Loan Portion times (([number of days between the date of prepayment and the last day in the applicable Interest Period] divided by 360), times the applicable Interest Differential); plus

               (b) All actual out-of-pocket expenses (other than those taken into account in the calculation of the Interest Differential) incurred by the Bank (excluding allocations of any expense internal to the Bank) and reasonably attributable to such payment or prepayment.

Notwithstanding the foregoing, no prepayment fee shall be payable (and no credit or rebate shall be required) if the product of the foregoing formula is not a positive number. The Loan is not in a nature of a revolving loan; therefore, amounts prepaid or repaid under the Note may not be reborrowed.


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        SECTION 2.5. INDEMNIFICATION; INCREASED COSTS. If after the date of this
Agreement the Bank reasonably determines that any Regulatory Change, or compliance by the Bank with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency charged with the interpretation or administration of any applicable law, rule or regulation which is effective or issued after the date hereof:

               (a) Subjects the Bank to any tax, duty or other charge with respect to the Loan or the Note, or changes the basis of taxation of payments to the Bank of the principal of or interest on the Loan or any other amounts due under this Agreement in respect of the Loan except for changes in the rate of tax on the overall net income of the Bank or its lending office imposed by the State of California or the jurisdictions in which the Bank's principal executive office or applicable lending office is located) (such non-excluded amounts, "Taxes"); or

               (b) Imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, liquidity, capital maintenance, capital adequacy, capital ratio (including, but without limitation thereto, any request by or requirement of any regulatory body or official which affects the manner in which the Bank allocates capital resources to its obligations hereunder), for the account of, or credit extended by, the Bank or imposes on the Bank any other condition affecting the Loan, or the Note;

and the result of any of the foregoing is to (A) impose a cost on or increase the cost to the Bank of making or maintaining the Loan, or (B) cause an increase in any capital requirement arising out of the making or maintenance of the Loan or any obligation to the Borrower hereunder or (C) reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note, by an amount deemed by the Bank to be material, then, within ten (10) days after demand by the Bank, the Borrower shall pay for the account of the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction as such cost or reduction is incurred by the Bank. If the Bank makes any claim for compensation under this Section 2.5, the Borrower may immediately elect by written notice (or telephonic notice confirmed as soon as practicable in writing) to the Bank to prepay the Loan (but subject to payment of any other amounts due under Section 2.4 and this Section 2.5, including any increased cost or reduction incurred through the date of such prepayment or conversion). The Bank shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section 2.5. The Bank shall provide to the Borrower a certificate claiming compensation under this Section 2.5, setting forth the additional amount or amounts to be paid to it hereunder and showing in reasonable detail the Bank's calculation thereof which shall be presumed to be correct absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. The Bank shall exercise reasonable efforts to promptly provide the Borrower with notice of the imposition, or overtly threatened exercise of, any Regulatory Change set forth in this Section
2.5 of which the Bank has actual knowledge, provided, however, that the failure by the Bank to so provide such notice will not relieve the Borrower of any of its obligations hereunder.


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               The Bank agrees that it will use reasonable efforts to reduce or eliminate any claim for compensation pursuant to this Section 2.5, including designating a different lending office for the Loans, if such designation will avoid the need for or reduce the amount of any such compensation, provided that the Bank will not be obligated to take any actions that would, in the sole opinion of the Bank, be disadvantageous to the Bank in any material respect (it being understood that the incurrence of any unreimbursed cost or expense by the Bank that would not have been incurred but for such action is material).

        SECTION 2.6.  INVESTMENT ACCOUNT AND CUSTODIAN ACCOUNT.

               (a) Prior to the occurrence of a Trigger Event, the Borrower shall hold at all times Cash and Cash Equivalents, which are not subject to any Lien (other than General Tax Liens) or claim of any Person, in an amount not less than the sum of (i) Ten Million Dollars ($10,000,000) plus (ii) restricted cash and amounts which may be restricted in the future pursuant to agreements between the Borrower and third parties, in a custodial account (the "Investment Account") with an institution approved by the Bank (such institution being referred to herein as the "Account Holder"). The initial Account Holder will be Union Bank of California, N.A. The amounts held in the Investment Account shall be subject to the investment control of the Borrower. The Custodian in respect of the Investment Account cannot be changed or a new Investment Account opened without the Bank's prior written approval, which approval shall not be unreasonably withheld. The Borrower shall deliver to the Account Holder the Irrevocable Instructions and Power of Attorney in the form of Exhibit 2.6.B (the "Irrevocable Instructions and Power of Attorney).

               (b) On or before the Closing Date, the Borrower, for the benefit and on behalf of the Bank, shall establish and maintain or cause to be established and maintained in the name of the Borrower an account (the "Custodian Account") with Sumitomo Bank of New York Trust Company (the "Bailee") under the Custodian Agreement and the Collateral Bailment Agreement. Pursuant to the Restricted Account and Security Agreement by and between the Bank and the Borrower, the Borrower has granted to the Bank a security interest in all of its right, title and interest in the Custodian Account, all deposits or investments held therein and all proceeds thereof to secure payment and performance of the Borrower's obligations hereunder. On or before the Closing Date, the Borrower shall cause to be deposited in the Custodian Account the sum of One Thousand Dollars ($1,000). So long as the Borrower is indebted to the Bank hereunder and until payment in full of the Note and the Borrower's full and complete performance of its obligations hereunder, the Custodian Account shall at all times have a Restricted Account Balance of not less than One Thousand Dollars ($1,000). The terms and conditions of the Restricted Account and Security Agreement, the Collateral Bailment Agreement, and the Custodian Agreement are incorporated herein by reference.


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        SECTION 2.7.  CHANGE IN LEGALITY.

               (a) In the event that at any time the Bank shall have reasonably determined (which determination shall be presumed to be correct until the contrary shall have been established) that by reason of a change in any law or regulation or in the interpretation thereof by any governmental authority charged with the interpretation thereof affecting the Bank or the Eurodollar market and applicable to any Eurodollar Rate Loan Portion, the making or continuation of a loan at the applicable Reserve Adjusted Eurodollar Rate plus the Applicable Margin has become unlawful, the Bank shall forthwith give written notice (or telephonic notice, confirmed as soon as practicable in writing) to the Borrower and the obligation of the Bank to make or maintain such Eurodollar Rate Portion at the applicable Reserve Adjusted Eurodollar Rate plus the Applicable Margin shall terminate and the Borrower shall forthwith upon receipt of notice of such determination prepay such Eurodollar Rate Loan Portion without premium or penalty (subject to Sections 2.4 and 2.5), together with all interest accrued on the amount prepaid to the date of prepayment. A certificate, setting forth (X) each event which the Bank shall have determined makes the continuation of such Eurodollar Rate Loan Portion unlawful and (Y) any additional amounts payable by the Borrower under Sections 2.4 and 2.5 (and the basis therefor and the Bank's computation thereof) upon prepayment of such Eurodollar Rate Loan Portion, shall be furnished to the Borrower by the Bank and shall be presumed correct absent manifest error.

               (b) In the event that the Borrower is obligated to prepay a Eurodollar Rate Loan Portion pursuant to clause (a) of this Section 2.7, the Borrower shall have the right, upon written notice (or telephonic notice confirmed as soon as practicable in writing) to the Bank, in lieu of such prepayment, to elect to convert such Eurodollar Rate Portion to a Prime Rate Loan Portion, effective on the date on which such prepayment would otherwise be required to have been made, provided that on the effective date of conversion the Borrower also shall pay all interest accrued on the amount converted to the date of conversion and such additional amounts, if any, payable by the Borrower under Section 2.4, as specified in the certificate furnished the Borrower pursuant to said clause (a).


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

        The Borrower hereby represents and warrants to the Bank that:

        SECTION 3.1. ORGANIZATION. Sequana is a corporation duly organized, validly existing and in good standing under the laws of the State of California; Sequana has the power to own its assets, to transact the business in which it is presently engaged and in which it proposes to be engaged and is duly qualified and in good standing in each jurisdiction in which the failure to qualify to do business would materially adversely affect its financial condition and business operations.

        SECTION 3.2. POWER, AUTHORITY, CONSENTS.

               (a) Sequana has the power to execute, deliver and to perform its obligations under the Loan Documents.

               (b) Sequana has the power to borrow hereunder and has taken all necessary action to authorize the borrowing hereunder on the terms and conditions of this Agreement.

               (c) Sequana has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents.

               (d) No consent or approval of any Person, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency is or will be required in connection with the execution and delivery of the Loan Documents by Sequana, or the performance by Sequana of its obligations thereunder or the validity, enforcement or priority of the Loan Documents, or any Lien created and granted thereunder, except such consents as have been obtained and copies of which have been delivered to the Bank.

        SECTION 3.3. NO VIOLATION OF LAW OR AGREEMENTS. The execution and delivery of the Loan Documents and the performance by Sequana of its obligations thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, Sequana's charter or bylaws or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which Sequana is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of Sequana that would materially affect Sequana's financial condition.

        SECTION 3.4. DUE EXECUTION, VALIDITY, ENFORCEABILITY. This Agreement and each of the other Loan Documents has been, or upon the execution and delivery thereof, will be, duly executed and delivered by Sequana, and each constitutes, or, upon the execution and delivery thereof, will constitute, the valid and legally binding obligation of Sequana, enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, moratorium, insolvency, reorganization, or other similar laws or equitable principles relating to the enforcement of creditors' rights generally.

        SECTION 3.5. JUDGMENTS, ACTIONS, PROCEEDINGS. Except as set forth in
Schedule 3.5, there are no outstanding judgments, actions (including, without limitation, derivative actions), suits or proceedings pending before any court or governmental authority, bureau or agency, having a claim or amount in controversy that exceeds $10,000 in any one instance or $50,000 in the aggregate at any one time with respect to or, to the best of the Borrower's knowledge, threatened against or affecting Sequana.

        SECTION 3.6. NO DEFAULTS, COMPLIANCE WITH LAWS. Sequana is not in material default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or its charter documents or bylaws, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected or evidencing, guaranteeing or relating to any outstanding indebtedness, liability or obligation for borrowed money or lease obligations, which default could have a material adverse effect on the business, operations, financial condition or properties of Sequana, or on Sequana's ability to perform its obligations under the Loan Documents. Sequana has complied and is in compliance in all material respects with all applicable laws, ordinances and regulations, including, without limitation, the regulations of the Food and Drug Administration, the non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of Sequana, or on the ability of Sequana to perform its obligations under the Loan Documents.

        SECTION 3.7. NO MATERIALLY ADVERSE CONTRACTS, ETC. Sequana is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has, or is expected in the judgment of the Borrower, to have a materially adverse effect on the business, assets or financial condition of the Borrower. Sequana is not a party to any contract or agreement that has or is expected, in the judgment of the officers of the Borrower, to have any materially adverse effect on the business of the Borrower.

        SECTION 3.8. FINANCIAL STATEMENTS.

               (a) Sequana has furnished to the Bank its most recent audited Financial Statements and all subsequent unaudited Financial Statements which are available to the public. Each of the Financial Statements is correct and complete in all material respects and presents fairly the financial condition of the Borrower, at its date or for the respective period, and has been prepared in accordance with generally accepted accounting principles.

               (b) The Borrower has no material obligation, liability or commitment, direct or contingent, which is not reflected in the Financial Statements or in any notes thereto in accordance with generally accepted accounting principles.

               (c) There has been no material adverse change in the financial position or operations of the Borrower since the date of the Financial Statement for the fiscal quarter ending June 30, 1996.

               (d) The Borrower's fiscal year is the twelve (12) month period ending on December in each year.

        SECTION 3.9. TITLE TO PROPERTIES; LEASES. Except as disclosed in the footnotes to the Financial Statements, Sequana owns all of the assets reflected in the most recent balance sheet or acquired since that date (except property and assets leased, sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, ordinary or capital leases, conditional sales agreements, title retention agreements, liens or other encumbrances other than Permitted Liens.

        SECTION 3.10. PRIORITY OF LIENS. The Liens which have been or will be created and granted by the Loan Documents upon the execution and delivery thereof constitute, or will constitute upon such execution and delivery, valid first priority Liens on the properties and assets covered by the Loan Documents, subject to no other liens.

        SECTION 3.11. PATENTS, COPYRIGHTS, LICENSES, ETC. Sequana owns or has a valid right to use all patents, copyrights, trademarks, trade names, licenses, franchises, and rights in respect of the foregoing ("Intellectual Property Rights"), adequate for the conduct of its business substantially as now conducted without conflict with any rights of others, and there are no suits or claims for infringement with respect to the Intellectual Property Rights except as set forth in Schedule 3.11. Schedule 3.11 lists all pending suits or claims for infringement with respect to Intellectual Property Rights.

        SECTION 3.12. TAX RETURNS.

               (a) The Borrower has filed all federal and state income tax returns and, to the best of Borrower's knowledge, all material other tax returns, reports, and declarations required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof except for returns, taxes, interest or penalties with respect to which it has duly filed extensions or is contesting the validity thereof by appropriate legal proceedings diligently conducted in good faith. No audits of the federal income tax returns of the Borrower are pending.

               (b) Except to the extent that reserves therefor are reflected in the Financial Statements, (i) there are no material federal, state or local tax liabilities of the Borrower due or to become due for any tax year ended on or prior to the date of the most recent balance sheet included in the Financial Statements, whether incurred in respect of or measured by the income of such entity, which are not properly reflected in such balance sheet, and (ii) there are no material claims pending or, to the knowledge of the Borrower proposed or threatened against the Borrower for past federal, state or local taxes.

        SECTION 3.13. REGULATION U; MARGIN STOCK. No part of the proceeds received by the Borrower from the Loan will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purposes of purchasing or carrying, any margin stock as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221. The Borrower does not own margin stock which would, in the aggregate, constitute a substantial part of the assets of the Borrower.

        SECTION 3.14. FULL DISCLOSURE. Neither the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to Bank by or on behalf of the Borrower in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

        SECTION 3.15. ERISA.

               (a) Except as set forth in Schedule 3.15, none of the Borrower or any of its Affiliates has pension or other employee benefit plans which are subject to the provisions of Title IV of ERISA (any such plans which have been or may hereafter be adopted or assumed by the Borrower are hereinafter referred to individually as a "Plan" and, collectively, as the "Plans"). In connection with the Plans, Borrower does not have, or know of any likely event which will give rise to, any direct or contingent material liabilities of the Borrower to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor or the Internal Revenue Service ("IRS").

               (b) None of the Borrower or any of its Affiliates is a participating employer in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA.

               (c) None of the Borrower or any of its Affiliates is a participating employer in a multiemployer plan as defined in Section 4001(a) of ERISA, which participation could give rise to material withdrawal liability on the part of the Borrower, as the case may be under Subtitle E of Title IV of ERISA.

        For purposes of this Agreement, all references to "ERISA" shall be deemed to refer to the Employee Retirement Income Security Act of 1974 (including any sections of the Code) as heretofore amended and as it may hereafter be amended or modified, and all regulations promulgated thereunder, and all references to the Borrower in this Section 3.15, or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrower and all other entities which are part of a Controlled Group with respect to the Borrower.

        SECTION 3.16. ENVIRONMENTAL COMPLIANCE. Except as set forth in Schedule 3.16, the Borrower has taken all necessary steps to comply in all material respects with Environmental Laws (as hereinafter defined) and has determined that:

               (a) To the Borrower's knowledge, Borrower is not in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, each as amended as of the date hereof, or any other federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower;

               (b) The Borrower has not received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that it conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
        (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) To the Borrower's knowledge: (i) the properties on which the Borrower conducts its business have not been used by the Borrower for the handling, processing, storage or Disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, no Hazardous Substances have been generated or are being used on property leased by the Borrower on which the Borrower conducts its business except in accordance with applicable Environmental Laws in regard to which the failure to comply would have a material adverse effect on the Borrower's business; (iii) there has been no Release or threatened Release of Hazardous Substances by the Borrower on, upon, into or from the properties on which the Borrower operates its business, which Release would have a material adverse effect on the Borrower's business; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the properties on which the Borrower conducts its business, through soil or groundwater contamination, which may have come to be located on, and which would have a material adverse effect on the Borrower's business; and (v) in addition, any Hazardous Substances that have been generated by the Borrower on the properties on which the Borrower conducts its business have been transported off-site only by carriers having an identification number issued by the EPA, treated or Disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (d) none of the properties on which the Borrower conducts its business is or is expected to be in violation of any applicable environmental clean-up responsibility law or regulation or environmental restrictive transfer law or regulation, in regard to which failure to comply would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower.

        SECTION 3.17. OTHER REGULATIONS. The Borrower is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal

Power Act, the Interstate Commerce Act, any state public utilities code or any federal or state statute or regulations limiting its ability to incur Indebtedness.

        SECTION 3.18. COMPLIANCE WITH SECURITIES LAWS. All offers and sales of securities of the Borrower have been made in material compliance with all applicable federal and state securities laws, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

        SECTION 3.19. SOLVENCY. The Borrower is solvent and is not the subject of bankruptcy or insolvency proceedings.

        SECTION 3.20. SUBSIDIARIES OR AFFILIATES. The Borrower does not have any Subsidiary or Affiliate (other than as set forth in Schedule 3.20).

        SECTION 3.21. PENDING LITIGATION. Except as set forth in Schedule 3.21, there are no lawsuits or claims pending against Borrower which could have a material adverse affect on the Borrower's financial condition.

        SECTION 3.22. COMPLIANCE WITH INVESTMENT POLICY. The Borrower is in compliance in all material respects with its Investment Policy for investment of Cash and Cash Equivalents. A true and correct copy of such Investment Policy is attached as Schedule 8.1(j).


                                   ARTICLE IV.

                              CONDITIONS PRECEDENT


        SECTION 4.1. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement and the obligations of the Bank hereunder shall be subject to the following conditions precedent:

               (a) The Borrower will have executed and delivered to the Bank the Note, the Collateral Bailment Agreement, the Restricted Account and Security Agreement, the Irrevocable Instructions and Power of Attorney, the Custodian Agreement, the Financing Statement and an original counterpart of this Agreement.

               (b) The Bailee will have executed and delivered the Collateral Bailment Agreement, the Custodian Agreement and the Restricted Account and Security Agreement;

               (c) The initial Account Holder will have executed and delivered its consent to the Irrevocable Instructions and Power of Attorney to the Bank;

               (d) The Borrower shall have deposited One Thousand Dollars ($1,000) into the Custodian Account;

               (e) The Borrower will have otherwise fully complied with all of the terms and conditions of the Loan Documents;

               (f) The Borrower will have delivered to the Bank the following, in form and substance acceptable to the Bank:

                      (i) a copy of the Certificate of Incorporation of Sequana certified by the Secretary of State of California;

                      (ii) a copy of the by-laws of the Borrower certified by its Secretary;

                      (iii) a copy of resolutions of the Board of Directors of
               the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement, the Note, the Loan Documents and all instruments and documents provided for herein or therein, certified by the Secretary of the Borrower;

                      (iv) a good standing certificate for the Borrower, dated
               as of a date not more than ten (10) days prior to the Closing Date from the Secretary of State of the State of California; and

                      (v) an incumbency certificate with respect to the officers of the Borrower, certified by its Secretary.

               (g) The legal counsel of the Borrower, will have delivered to the Bank its favorable legal opinion as to the due organization, existence, qualification to do business, and good standing of the Borrower, the due authorization, execution and enforceability of this Agreement and the other Loan Documents, the absence of pending and threatened litigation, the non-contravention of other documents, instruments, laws, and regulations, and such other matters as the Bank may require, in form and substance reasonably satisfactory to the Bank;

               (h) The Bank shall have received the portion of the Initiation Fee which is due on the Closing Date, the Funding Fee for the Initial Disbursement made on the Closing Date and all other fees and expenses (including, without limitation, Bank's legal fees and expenses incurred in the negotiation and preparation of the Loan Documents and any other fees and expenses of the Bank for UCC searches or filing fees) required to be paid to Bank on or before the Closing Date; and

               (i) All representations and warranties of the Borrower contained herein are true and correct as of the Closing Date and Borrower will have executed and delivered to Bank such certificates with respect thereto as Bank may reasonably require.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS


        So long as the Borrower is indebted to the Bank hereunder, and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder (except for the Borrower's obligations under Section 5.7 or Section 9.1 to indemnify the Bank under certain circumstances following the payment of the Note), the Borrower shall in all material respects:

        SECTION 5.1. BOOKS AND RECORDS. Keep proper books of record and account in a manner reasonably satisfactory to the Bank in which entries (which shall be true and correct in all material respects) shall be made of all dealings or transactions in relation to its business and activities.

        SECTION 5.2. INSPECTIONS AND AUDITS. Permit the Bank to make or cause to be made reasonable inspections and audits of any books, records and papers of the Borrower and to make extracts therefrom and copies thereof at all such reasonable times and upon reasonable notice, provided, however, that certain areas of the Borrower's facilities may be restricted for reasons of health and safety and the Bank will not be permitted access to such restricted areas.

        SECTION 5.3. PERFORM OBLIGATIONS. Pay and discharge all of its material obligations and liabilities including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges are contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the Borrower, and provided that the Bank is reasonably satisfied that the Accounts are not in danger of being the subject of a Lien (except to the extent permitted by Section 7.1) or sold, forfeited or lost as a result thereof and the Borrower has provided such security or other assurances as Bank reasonably requests.

        SECTION 5.4. FEES AND EXPENSES. Pay on demand: (i) all reasonable costs and expenses (including, without limitation, legal fees, filing fees and UCC search fees) of the Bank in connection with the preparation, execution and delivery of this Agreement, and the other Loan Documents; (ii) all reasonable costs and expenses of the Bank in enforcing the Borrower's performance of and compliance with all agreements and conditions contained in the Loan Documents on its part to be performed or complied with or in connection with the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered) or relating to any claim or action threatened, made or brought against the Bank arising out of or relating to any extent to the Loan Documents, or the transactions contemplated hereby or thereby; (iii) all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by the Bank in connection with the enforcement or the payment of the Note or any other sum due to it under any of the other Loan Documents or any of its other rights hereunder or thereunder; and (iv) any and all reasonable costs and expenses incurred by Bank in conducting lien searches, UCC searches or other due diligence investigations which the Bank determines are necessary to monitor the Borrower's performance hereunder and which are incurred after the Closing Date.

        SECTION 5.5. MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. Preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business except for transfers (including, without limitation, transfers in the form of paid-up licenses) for reasonably equivalent value in the normal course of its business. The Borrower shall comply in all material respects with all applicable laws, rules, regulations, orders, writs, decrees and judgments and its charter and bylaws, and with the material terms of all mortgages, indentures, leases, contracts and other agreements and instruments binding upon the Borrower. The Borrower will continue to engage in business of the same general type as now conducted by the Borrower.

        SECTION 5.6. INSURANCE. Maintain with financially sound and reputable insurers insurance with respect to its properties and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be customary for businesses engaged in similar activities in similar geographic areas. Without limiting the foregoing, the Borrower will (i) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, (ii) maintain all such workers' compensation or similar insurance as may be required by law, and
(iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Borrower, business interruption insurance and product liability insurance.
Schedule 5.6 lists insurance of the Borrower currently in effect. The Borrower shall furnish to the Bank, from time to time upon the Bank's request, certificates or other evidence satisfactory to the Bank of compliance with the foregoing.

        SECTION 5.7. CERTAIN TAXES.

               (a) If, under any law in effect on the date hereof, or under any law subsequently enacted, it is determined that any U.S. federal, state or local tax is payable in respect of the issuance of the Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower shall pay any such tax and all interest and penalties thereon, if any, and shall indemnify the Bank against and save it harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax.

               (b) If any such tax or taxes shall be assessed or levied against the Bank or any other holder of the Note, the Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and will thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower.

               (c) Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section
        5.7 will survive for two years following the payment of the Note and the termination of this Agreement.

        SECTION 5.8. USE OF PROCEEDS. Use the proceeds of all Disbursements made by the Bank hereunder only for the purpose specified in Section 2.2 -- "Use of Proceeds." The Borrower will not use any of the proceeds of such Loans, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrower or the Bank in a violation of Regulation G, T, U or X issued by the Federal Reserve Board.

        SECTION 5.9. FURTHER ASSURANCES WITH RESPECT TO ACCOUNTS. Promptly supply the Bank with such information concerning the Investment Account as the Bank may reasonably request from time to time hereafter, including, without limitation, Account statements which shall be delivered not less frequently than quarterly (or more frequently if required pursuant to Section 6.4), which Account statements will summarize the value of deposits and investments in the Accounts.

        SECTION 5.10. FINANCIAL COVENANTS. The Borrower on a consolidated basis shall at all times maintain:

                      (i) A maximum ratio of Total Debt to Net Worth, as
               calculated at the end of each fiscal quarter on the basis of the average of the ratio of Total Debt to Net Worth for each of the previous four fiscal quarters, of 0.5:1;

                      (ii) A minimum Current Ratio, as calculated on a quarterly basis, of 2.0:1;

                      (iii) A minimum Net Cash Level equal to the then
               outstanding principal balance due under the Note plus Fifteen Million Dollars ($15,000,000);

                      (iv) Cash and Cash Equivalents, which are not subject to
               any Lien or claim of any Person (other than General Tax Liens), on hand in the Investment Account in an amount not less than the sum of Ten Million Dollars ($10,000,000) plus restricted cash and amounts which may be restricted in the future pursuant to agreements between the Borrower and third parties; and

                      (v) A minimum Net Worth of Ten Million Dollars ($10,000,000).

The failure of the Borrower to maintain any of the covenants set forth in this
Section 5.10(i)-(v) and/or the occurrence of an Event of Default under Section
8.1 of this Agreement shall be a "Trigger Event."

        SECTION 5.11. DEPOSITS INTO CUSTODIAN ACCOUNT. Upon the occurrence of a Trigger Event, the Borrower will make, or, through the Account Holder pursuant to the Irrevocable Instructions and Power of Attorney cause to be made, payments or deposits to the Custodian Account such that after giving effect to such payments or deposits the Restricted Account

Balance equals or exceeds the Required Restricted Account Balance. At the time of each such payment, the Borrower will submit to the Bank a statement setting forth the market values of marketable securities and the Restricted Account Balance as of the date of deposit (after giving effect to any deposits made on or before such day).


                                   ARTICLE VI.

                         DELIVERY OF FINANCIAL REPORTS,
                         DOCUMENTS AND OTHER INFORMATION


        So long as the Borrower is indebted to the Bank hereunder and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to the Bank:

        SECTION 6.1. ANNUAL FINANCIAL STATEMENTS. Annually, as soon as available, but in any event within one hundred and twenty (120) days after the last day of the fiscal year, the balance sheet of the Borrower as of such last day of the fiscal year and statements of operations, stockholders' equity and cash flows, for such fiscal year, on a consolidated basis, prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, audited and opined on by independent public accountants reasonably satisfactory to the Bank (which audit opinion shall contain no qualification unsatisfactory to the Bank), to present fairly the financial position and the results of operations of the Borrower as of the end of such fiscal year and to have been prepared in accordance with generally accepted accounting principles.

        SECTION 6.2. QUARTERLY FINANCIAL STATEMENTS. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter ended on the last day of each March, June and September, balance sheets for the Borrower as of the last day of each such quarter and statements of operations, and cash flows, for such quarter, all in reasonable detail and on a consolidated basis. Each such statement shall be certified on behalf of the Borrower by the Borrower's director of finance or chief financial officer as fairly presenting the financial position and the results of operations of the Borrower as of the end of such fiscal quarter and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to normal adjustments).

        SECTION 6.3. 10Q AND 10K FILINGS. At the time its Form 10-Q is released to the public (which in all events shall be within forty-five (45) days after the end of the fiscal quarters ended March, June and September or, if later, the date of the filing of the Form 10-Q with the Securities and Exchange Commission), a copy of each Form 10-Q; and, each year at the time its Form 10K is released to the public (which in all events shall be within one hundred twenty (120) days after the end of the Borrower's fiscal year), a copy of its Annual Report to Stockholders along with its Form 10K.

        SECTION 6.4. CASH AND COVENANT REPORTS. The following reports, statements or certificates: (i) at the same time as it delivers the Financial Statements required under the provisions of Sections 6.1 -- "Annual Financial Statements" and 6.2 -- "Quarterly Financial Statements", a report as to the calculations with respect to, and compliance with, the financial covenants set forth in Section 5.10(i) through 5.10(v); and (ii) within fifteen (15) days of the end of each calendar quarter, a statement listing (A) the Borrower's Net Cash Level at the end of such calendar quarter and the domicile of such cash and investments and (B) the cash balances and Cash Equivalent Balances of the Investment Account as of the end of such calendar quarter, provided that during any period when the Borrower's Net Cash Level is less than an amount equal to Thirty Million Dollars ($30,000,000), the Borrower shall submit to the Bank, within fifteen (15) days of the end of each calendar month, a compliance statement indicating the Borrower's actual Net Cash Level and listing all of the Borrower's cash balances and Cash Equivalent Balances as of month end wherever domiciled, accompanied by confirming statements of the custodians of such cash balances and Cash Equivalent Balances.

        SECTION 6.5. OTHER INFORMATION. Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement and the other Loan Documents as the Bank may reasonably request from time to time.

        SECTION 6.6. NO DEFAULT CERTIFICATE. At the same time as it delivers the Financial Statements required under the provisions of Sections 6.1 -- "Annual Financial Statements" and 6.2 -- "Quarterly Financial Statements," a certificate of the Borrower signed on its behalf by an Authorized Signatory or its director of finance, to the effect that, to the best of the Borrower's knowledge, no Trigger Event hereunder has occurred or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement.

        SECTION 6.7. NOTICES.

               (a) DEFAULTS. As soon as possible and in any event within seven
        (7) days after the Borrower has knowledge of the occurrence or existence of a Trigger Event or any event which with the giving of notice or passage of time or both, would constitute either an Event of Default or Trigger Event, the statement of the Borrower setting forth details of such Trigger Event or event and the action which the Borrower proposes to take with respect thereto.

               (b) LITIGATION AND JUDGMENTS. Promptly after obtaining knowledge thereof, written notification of any litigation or legal proceedings instituted against the Borrower, regardless of the subject matter thereof, having claims or amounts in controversy of more than $200,000 in any one instance or $200,000 in the aggregate at any one time, or of one or more judgment(s) not covered by insurance, final or otherwise, in an aggregate amount of $200,000 or more.

               (c) ENVIRONMENTAL EVENTS. Promptly after obtaining knowledge or receipt thereof, written notice of any of the following which has the potential to materially adversely affect the assets, liabilities, financial condition or operations of the Borrower: (i) any violation of any Environmental Laws regarding the Borrower's operations; (ii) any potential or known Release, or threat of Release, of any Hazardous Substances at, from or into the Borrower's place of business which the Borrower reports in writing or is reportable in writing (or for which any written report supplemental to any oral report is made) to any federal, state, or local environmental agency; (iii) any notice of violation of any Environmental Laws or of any release or threatened release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to the Borrower's business operation; or (iv) any expense or loss that has been identified by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Borrower may be liable.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS


        So long as the Borrower is indebted to the Bank hereunder, and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder (except for the Borrower's obligations under Sections 5.7 or Section 9.1 to indemnify the Bank under certain circumstances following the payment of the Note), the Borrower shall not do, or permit to be done, any of the following:

        SECTION 7.1. LIENS. Without the Bank's consent, create or assume or permit to exist, any Lien upon or with respect to any of its assets, or assign or otherwise convey any right to receive income except the following Liens ("Permitted Liens"):

               (a)    Liens in favor of the Bank;

               (b) Liens for taxes, assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made ("General Tax Liens");

               (c) Liens imposed by law, such as carrier's, warehousemen's and mechanic's liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made;

               (d) Liens arising out of pledgor deposits under workers' compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

               (e) Permitted Purchase Money Liens (including, without limitation, Liens arising in connection with equipment leases);

               (f) Rights of other parties under technology licenses from the Borrower granted in connection with the development, manufacture or marketing of pharmaceutical or other products, or otherwise in the ordinary course of business;

               (g) Rights of the United States government in certain technology, the development of which is or was funded in whole or in part by the United States government; and

               (h) Security deposits under leases of the Borrower's premises set forth on Schedule 7.1 hereto and security deposits under any future leases of the Borrower's premises, provided that the aggregate of the security deposits under such future leases does not exceed the sum of
        (i) $250,000 plus (ii) the lesser of two months rent under each such lease or the actual security deposit under each such lease;

               (i) Leases and subleases and licenses and sublicenses granted to others in the ordinary course of the Borrower's business.

               (j) Liens on insurance proceeds securing the payment of financed insurance premiums.

               (k) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto.

               (l) Liens securing obligations in respect of capital leases of assets subject to such leases provided that such Liens do not exceed the in place value of the property.

               (m) Liens in connection with operating leases and Liens granted to secure obligations with respect to "off balance sheet" or synthetic" leases (i.e., leases where for tax purposes the lessee is treated as the owner of the leased property but for GAAP purposes the lease is treated as an operating lease and the lessor is treated as the owner of the leased property).

               (n) Liens consisting of pledges of cash collateral or cash equivalent collateral, provided that such Liens do not encumber collateral of a value greater than the net cash loan proceeds received by the Borrower in a loan transaction closing concurrently with the creation of such Liens, provided further that no such Lien shall cover any property maintained in the Investment Account or Custodian Account.

        SECTION 7.2. CHANGES IN BUSINESS; MERGER OR CONSOLIDATION; DISPOSITION OF ASSETS. Without the Bank's consent:

               (a) Consolidate with, merge into or convey or transfer its properties substantially as an entirety to, any Person, except that the Borrower may participate in any merger in which the Borrower is the surviving entity so long as after giving effect to such merger the Borrower remains in compliance with all covenants and conditions of this Agreement.

               (b) Liquidate or dissolve itself (or suffer any liquidation or dissolution).

               (c) Effect any disposition of all or a substantial portion of its assets (whether in one or more transactions) except that (i) the Borrower may dispose of obsolete or worn out equipment, (ii) the Borrower may replace equipment with upgraded equipment and may thereafter dispose of the equipment so upgraded and replaced, (iii) the Borrower may engage in research and development transactions (each, an "R&D Transaction") involving the licensing of the Borrower's rights in certain technology to other persons, provided that Borrower receives fair market consideration for such licensing and, provided that after giving effect to each such R&D Transaction, the Borrower remains in compliance with all covenants and conditions of this Agreement; and (iv) dispose of other assets in the ordinary course of Borrower's business provided that Borrower receives equivalent value on such disposition of assets. The expenditure of Borrower's funds for research and development and related business operations in the ordinary course of Borrower's business shall not be considered a disposition for purposes of this Subsection 7.2(c).

               (d) Engage to any substantial extent in any line or lines of business other then gene discovery and characterization, functional genomics and genetic diagnostics, and the development of diagnostic and therapeutic and agbio products in connection therewith and related business activities.

        SECTION 7.3. CHANGE OF OFFICE ADDRESS. Except upon five (5) days' prior written notice to the Bank, change the address of its principal office or place of business or the place where it maintains its records with respect to the Accounts.

        SECTION 7.4. VIOLATION OF AGREEMENT. Take any action the effect of which would constitute a breach or violation of any provision of this Agreement.


                                  ARTICLE VIII.

                                EVENTS OF DEFAULT


        SECTION 8.1. EVENTS OF DEFAULT. If any one or more of the following events ("Event of Default") shall occur and be continuing, the entire unpaid balance of the principal of and interest on the Note and all other obligations and Indebtedness of the Borrower to the Bank arising hereunder and under the other Loan Documents will (i) in the case of any Event of Default of the types referred to in subparagraph (e) hereinbelow, immediately become due and payable without notice and (ii) in the case of any other Event of Default, immediately become due and payable upon written notice to that effect given to the Borrower by the Bank, without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower. Upon an Event of Default, the

Bank shall have the rights and remedies provided for herein and in the other Loan Documents and under applicable law and in equity, and the rights and remedies provided for herein shall be cumulative and in addition to the rights and remedies provided for therein. Each of the following shall constitute an Event of Default:

               (a) Failure by the Borrower to make any payment when due of any amount payable under the Loan Documents, which failure is not cured within five (5) days of the occurrence thereof.

               (b) Failure by the Borrower to make any mandatory payments under any borrowing agreement (other than the Loan Documents) to which the Borrower is a party within any applicable grace period provided in such agreement or any other default by the Borrower under any such borrowing agreement and the failure of the Borrower to cure such default within any applicable grace period, provided that no Event of Default will be deemed to have occurred under this paragraph (b) with respect to any indebtedness under any borrowing agreement if payment of such indebtedness, after notice thereof having been given to the Bank, is being contested by the Borrower in good faith and by appropriate proceedings and such contest operates to prevent the other party to such agreement from exercising its remedies against the Borrower or any of its properties and the amount in dispute is in the aggregate less than $250,000.

               (c) Failure by the Borrower to perform or observe any material term, condition or covenant of this Agreement or of any of the Loan Documents (other than the covenants set forth in Section 5.10(i) through 5.10(v) which shall constitute a Trigger Event instead) which failure (other than a failure which by its nature is not capable of cure and other than a failure to perform or observe any term, condition or covenant referred to or set forth in Subparagraphs (a), (b) and (c) hereinabove) is not cured within thirty (30) days of the occurrence thereof.

               (d) Any representation or warranty made in writing to the Bank in any of the Loan Documents or in connection with the making of the Loan or a certificate, statement or report made or delivered in compliance with this Agreement, will have been false or misleading in any material respect when made or delivered.

               (e) The Borrower makes an assignment for the benefit of creditors, files a petition for bankruptcy, petitions or applies to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there will have been filed any such petition or application, or any such proceeding has been commenced against it, which remains undismissed for a period of sixty (60) days or more; or any order for relief is entered in any such proceeding; or the Borrower by any act or omission indicates its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties; or the Borrower suffers any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more.

               (f) Any single judgment of $200,000 or more or a combination of unsecured judgments aggregating $200,000 or more against the Borrower not covered by insurance or any attachment or levy of execution against any substantial part of the Borrower's properties for any amount (not covered by insurance) remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more.

               (g) Any Loan Document ceases to be in full force and effect in all material respects for any reason (other than due to the payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank).

               (h) After the occurrence of a Trigger Event under Section 5.10, the failure of the Borrower and/or the Account Holder to make the requisite transfer to the Custodian Account as provided in Section 5.11 such that, not later than 5:00 P.M. in New York, New York on the first Business Day following the occurrence of the Trigger Event, the Restricted Account Balance equals or exceeds the Required Restricted Account Balance.

               (i) Upon the occurrence of a Trigger Event under Section 5.10, the failure of the Borrower to execute and deliver, or cause to be executed and delivered, any additional documents reasonably requested by the Bank in connection with the transfer by the Borrower and/or Account Holder to the Custodian Account as provided in Section 5.11 (including without limitation any additional documents requested by the Bank in order to further implement or perfect the pledge of assets held in the Custodian Account and any additional opinion of the Borrower's counsel on such matters the Bank may require, in a form and substance satisfactory to Bank).

               (j) Failure by the Borrower to comply in any material respect with its "Investment Policy", for investment of all Cash and Cash Equivalents or the Borrower's making a material change to such investment policy without the Bank's prior written approval, which approval shall not be unreasonably withheld. A copy of the Borrower's Investment Policy is attached hereto as Schedule 8.1.(j).

               (k) After the occurrence of a Trigger Event and the initial transfer to the Custodian Account as provided in Section 5.11, the failure of the Borrower and/or the Account Holder to make, within one Business Day following the request of the Bank, such additional transfers to the Custodian Account as may be necessary, from time to time, to increase the Restricted Account Balance so that it equals the Required Restricted Account Balance.

               (l) The failure by the Borrower, at any time, to maintain a Net Cash Level equal to the sum of (i) the then outstanding principal balance under the Note plus (ii) Ten Million Dollars ($10,000,000).

                                   ARTICLE IX.

                            MISCELLANEOUS PROVISIONS


        SECTION 9.1. INDEMNITY; ADDITIONAL FEES. The Borrower shall indemnify Bank against, and hold it harmless from, any loss, liabilities, damages, claims, and reasonable costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by the Bank arising out of, resulting from or in any manner connected with, the Loan Documents, or any transaction related hereto or thereto, except any such loss arising solely from the Bank's own gross negligence or willful misconduct. The provisions of this Section 9.1 will survive for a period of two (2) years following the repayment of the Note and the termination of this Agreement.

        SECTION 9.2. SURVIVAL OF AGREEMENTS AND REPRESENTATIONS. All agreements, representations and warranties made herein will survive the delivery of the Loan Documents and shall be in full force and effect during the term of this Agreement.

        SECTION 9.3. MODIFICATIONS, CONSENTS AND WAIVERS. No modification, amendment or waiver of or with respect to any provision of the Loan Documents, nor consent to any departure by a party from any of the terms or conditions thereof shall in any event be effective unless it is in writing and signed by the party against whom such modification, amendment, waiver or consent is sought to be enforced. Any such waiver or consent will be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case will, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

        SECTION 9.4. ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Bank and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

        SECTION 9.5. REMEDIES CUMULATIVE. Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, is cumulative and may be exercised from time to time. No failure on the part of the Bank or the holder of the Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

        SECTION 9.6. FURTHER ASSURANCES. At any time and from time to time, upon the request of the Bank, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged such further documents and instruments and do such other acts and things as the Bank may reasonably request to fully effect the purposes of the Loan Documents.

        SECTION 9.7. NOTICES. All notices, requests, reports and other communications pursuant to this Agreement must be in writing, either by letter (delivered by hand or commercial delivery service or sent by certified mail, return receipt requested, except for routine reports which may be by ordinary first class mail) or facsimile or telecopier, addressed as follows:

        If to Borrower:              Sequana Therapeutics, Inc.
                                     11099 North Torrey Pines Road, Suite 160
                                     La Jolla, CA  92037
                                     Attn: Thomas H. Aasen
                                     Telephone: (619) 646-8231
                                     Facsimile: (619) 452-6653


        If to Borrower's counsel:    Wilson, Sonsini, Goodrich & Rosati
                                     650 Page Mill Road
                                     Palo Alto, CA  94304
                                     Attn: Mike O'Donnell
                                     Telephone: (415) 493-9300
                                     Facsimile: (415) 493-6811


        If to Bank:                  The Sumitomo Bank, Limited
                                     Pine Street Center
                                     100 Pine Street, Suite 3300
                                     San Francisco, CA  94111-5219
                                     Attn:  Carole A. Daley, Vice President
                                     Telephone:  (415) 394-0868
                                     Facsimile:  (415) 394-9797


        If to Bank's Counsel:        Freed & Heinemann LLP
                                     One Jackson Place
                                     633 Battery Street, Suite 620
                                     San Francisco, CA  94111
                                     Attn:  Peter M. Heinemann, Esq.
                                     Telephone:  (415) 986-0707
                                     Facsimile:  (415) 986-0999

Any notice, request or communication hereunder will be deemed to have been given
(i) on the day on which it is delivered by hand to such party at its address specified above, (ii) if sent by mail, on the third (3rd) Business Day following the day it was deposited in the mail, postage prepaid, or (iii) if sent by telecopy, when transmitted addressed as aforesaid on a Business Day during normal business hours and receipt is confirmed, on such Business Day. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder, provided, however, that any such notice will be deemed to have been given hereunder only when actually received by the party to which it is addressed.

        SECTION 9.8. CONSTRUCTION; GOVERNING LAW.

               (a) The headings used in this Agreement and the table of contents are for convenience only and will not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms will be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require. All references herein (including the definitions set out in Appendix A hereto) to any agreements shall be to such agreement as amended or modified to the date of reference. All references to a particular entity shall include a reference to such entity's successors and permitted assigns. The words "herein," "hereof" and "hereunder" refer to this Agreement as a whole and not to any particular section or subsection of this Agreement. "Including" means "including, without limitation".

               (b) THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES.

        SECTION 9.9. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE BORROWER OR THE BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK PROVIDING THE LOAN DESCRIBED HEREIN.

        SECTION 9.10. JURISDICTION.

               (a) Each of the Borrower and the Bank hereby irrevocably and unconditionally submits, for itself and its property, to service of process (directly or on an agent) in California to the nonexclusive jurisdiction of any California state court or Federal court of the United States of America in each case sitting in San Francisco, and any appellate court handling an appeal from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Agreement, or for recognition or enforcement of any judgment, and the Borrower and the Bank hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such California state or, to the extent permitted by law, in such Federal court. Each of the Borrower and the Bank agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Agreement against any other party or its respective properties in the court of any jurisdiction.

              (b) Each of the Borrower and the Bank hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such California state or Federal court. Each of the Borrower and the Bank hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        SECTION 9.11. RELATIONSHIP OF THE BORROWER AND THE BANK. The Borrower and the Bank agree that nothing contained in this Agreement or any other document executed in connection with the Loan is intended or shall be construed to establish the Borrower and the Bank as joint venturers or partners; and the Borrower hereby indemnifies and agrees to hold the Bank, its officers, directors, agents and employees harmless from any and all damages resulting from such a construction of the relationship of the parties hereto, except any such damage arising solely from the Bank's own gross negligence or willful misconduct.

        SECTION 9.12. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such clause or provision, or part thereof, in such jurisdiction and will not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them will not excuse noncompliance by the Borrower with any other.

        SECTION 9.13. BINDING EFFECT; ASSIGNMENT.

               (a) This Agreement will be binding upon and inure to the benefit of the Borrower and its successors and its assigns as permitted herein and to the benefit of Bank and its successors and assigns.

               (b) The rights and obligations of the Borrower under this Agreement may not be assigned or delegated without the prior written consent of the Bank, and any purported assignment or delegation without such consent shall be void.

               (c) Bank, without the consent of the Borrower, may at any time assign or grant participations to any other Person in all or part of its rights and obligations under the Loan Documents; provided, however, that no such assignment or participation may be made or shall be effective unless the Bank shall have delivered prior notice thereof to the Borrower of the proposed effective date and amount of such assignment or participation and the identity of the proposed assignee or participant. The Bank shall be the agent of all such assignees and participants for the purpose of the receipt and delivery of funds and notices under the Loan Documents unless the Borrower otherwise consents (which consent will not unreasonably be withheld).

        SECTION 9.14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same document.

        SECTION 9.15. RE-ESTABLISHMENT OF INVESTMENT ACCOUNT. If, after the occurrence of a Trigger Event and after the deposits to the Custodian Account required under Section 5.11 have been made, the Borrower's Net Cash Level is restored to a level which equals or exceeds the sum of the then outstanding principal balance due under the Note plus Twenty Million Dollars ($20,000,000), then Borrower may request that the Investment Account be re-established by delivering a written notice to Bank (the "Investment Account Re-Establishment Notice"). After Borrower's delivery to Bank of the Investment Account Re-Establishment Notice, the Bank agrees that the Investment Account may be re-established and all amounts held in the Custodian Account less the Required Restricted Account Balance of One Thousand Dollars ($1,000) shall be transferred to the Investment Account on the date that all of the following conditions have been satisfied ("Transfer Date"):

               (a) the Borrower has delivered to the Bank a written statement, accompanied by confirming statements of the custodians of such cash balances and Cash Equivalent Balances, which is certified as to accuracy by the Chief Financial Officer or director of finance of Borrower, which evidences that the Borrower's Net Cash Level has been restored to a level which equals or exceeds the sum of the then outstanding principal balance due under the Note plus Twenty Million Dollars ($20,000,000);

               (b) a Trigger Event shall not be continuing as of either the date of the Investment Account Re-Establishment Notice or the Transfer Date;

               (c) the Borrower shall have otherwise fully complied with, performed or observed all material terms, conditions and covenants in the Loan Documents as of the date of the Investment Account Re-Establishment Notice and the Transfer Date;

               (d) the Borrower, the Bank and the Account Holder shall have executed and delivered such additional documents, reasonably required by the Bank, necessary to re-establish the Investment Account in accordance with the provisions of this Agreement and with Cash and Cash Equivalents, which are not subject to any Lien or claim of any person (other than General Tax Liens), on hand in the Investment Account (upon re-establishment thereof) in an amount not less than the sum of Ten Million Dollars ($10,000,000) plus restricted cash and amounts which may be restricted in the future pursuant to agreements between the Borrower and third parties, including without limitation, a re-affirmation of the Irrevocable Instructions or execution of new irrevocable instructions providing substantially the same terms and conditions as the Irrevocable Instructions;

               (e) the Borrower, the Bank and the Bailee (where necessary) shall have executed and delivered such additional documents necessary to release funds from the Custodian Account and transfer such funds to the Investment Account and such additional documents, reasonably required by the Bank, necessary to re-affirm and continue in full force and effect the Custodian Agreement, the Collateral Bailment Agreement, the Restricted Account and Security Agreement and the other Loan Documents; and

               (f) the Borrower shall have delivered to Bank an additional opinion of Borrower's counsel on such matters as the Bank may reasonably require with respect to the re-establishment of the Investment Account and re-affirmation of the Loan Documents, in a form and substance satisfactory to Bank.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     SEQUANA THERAPEUTICS, INC.



                                     By: /s/ M. Scott Salka
                                        ---------------------------------------
                                     Name: M. Scott Salka
                                          -------------------------------------
                                     Title: VP, CFO
                                           -----------------------------------


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                            -----------------------------------


                                     THE SUMITOMO BANK, LIMITED



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                            -----------------------------------



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                            -----------------------------------

               (f) the Borrower shall have delivered to Bank an additional opinion of Borrower's counsel on such matters as the Bank may reasonably require with respect to the re-establishment of the Investment Account and re-affirmation of the Loan Documents, in a form and substance satisfactory to Bank.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     SEQUANA THERAPEUTICS, INC.



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                            -----------------------------------


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                            -----------------------------------


                                     THE SUMITOMO BANK, LIMITED



                                     By:  /s/ ANDREA B. SARGENT
                                        ---------------------------------------
                                     Name:    ANDREA B. SARGENT
                                          -------------------------------------
                                     Title:   VICE PRESIDENT AND MANAGER
                                            -----------------------------------



                                     By:  /s/ CAROLE A. DALEY
                                        ---------------------------------------
                                     Name:    CAROLE A. DALEY
                                          -------------------------------------
                                     Title:   VICE PRESIDENT
                                            -----------------------------------

                   APPENDIX A TO LOAN AGREEMENT -- DEFINITIONS


        The following words shall have the meanings specified below in the Section of the Agreement referred to below.

        "ACCOUNT HOLDER" -- is defined in Subsection 2.6(a).

        "ACCOUNTS" -- the Investment Account and the Custodian Account.

        "AFFILIATE" -- as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). The term "Affiliate" shall not include any Person who controls another Person solely by virtue of such Person's position as a corporate officer or director of such other Person.

        "AGREEMENT" -- is defined in the Preamble.

        "APPLICABLE MARGIN" -- for any Eurodollar Rate Loan portion shall be one and one-half percent (1.5%).

        "AUTHORIZED SIGNATORY" -- with respect to a corporation, any officer of such corporation.

        "AVAILABILITY PERIOD" -- the period commencing on the Closing Date and ending on September 30, 1997.

        "BAILEE" -- is defined in Subsection 2.6(b).

        "BANK" -- is defined in the Preamble.

        "BORROWER" -- is defined in the Preamble.

        "BUSINESS DAY" -- a day when commercial banks in both San Francisco, California and Chicago, Illinois and, in the case of setting the Reserve Adjusted Eurodollar Rate, London, England, are open for business with respect to transactions of the kind contemplated in this Agreement.

        "CERCLA" -- is defined in Subsection 3.16(a).

        "CASH AND CASH EQUIVALENTS" -- liquid investments, consisting of cash and cash equivalents and other investments in investment grade securities, that are classified on the Borrower's consolidated balance sheet as current, noncurrent, long-term or restricted.

        "CASH EQUIVALENT BALANCES" -- the aggregate amount of Cash Equivalents, as reported in the Financial Statements in accordance with GAAP.

        "CLOSING DATE" -- October 23, 1996.

        "CODE" -- the Internal Revenue Code of 1986, as amended.

        "COLLATERAL BAILMENT AGREEMENT" -- the Collateral Bailment Agreement of even date herewith by and between the Bank and Sumitomo Bank of New York Trust Company.

        "COMMITMENT FEE" -- is defined in Subsection 2.3(d)

        "CONTROLLED GROUP" -- all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

        "CURRENT RATIO" -- the ratio of total current assets to total current liabilities.

        "CUSTODIAN ACCOUNT" -- is defined in Subsection 2.6(b).

        "CUSTODIAN AGREEMENT" -- Custodian Agreement of even date herewith by and between the Borrower and Sumitomo Bank of New York Trust Company.

        "DEFAULT RATE" -- is defined in Subsection 2.3(c).

        "DISBURSEMENT" -- a disbursement of available proceeds of the Loan.

        "DISPOSAL," "DISPOSE(D)" -- as specified in RCRA and in the regulations promulgated thereunder.

        "ELECTION NOTICE" -- is defined in Subsection 2.1(c).

        "EPA" -- is defined in Subsection 3.16(b).

        "ENVIRONMENTAL LAWS" -- is defined in Subsection 3.16(b).

        "ERISA" -- is defined in Section 3.15.

        "EUROCURRENCY RESERVE PERCENTAGE" -- with respect to each Interest Period, a percentage (expressed as a decimal) equal to the percentage (if any) in effect two Business Days prior to the first day of such Interest Period, as prescribed by the F.R.S. Board, for determining reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in said Regulation D. For purposes of this definition, Eurodollar Rate Loan Portions hereunder shall be deemed to be "Eurocurrency liabilities" as defined in said Regulation D.

        "EURODOLLAR RATE LOAN PORTION -- any portion of the Loan, which the Borrower has notified the Bank (in accordance with the provisions of Section 2.1) is to bear interest at the Reserve Adjusted Eurodollar Rate plus the Applicable Margin for the applicable Interest Period.

        "EURODOLLAR RATE" -- for any Eurodollar Rate Loan Portion, with respect to the applicable Interest Period relating to such Eurodollar Rate Loan Portion, the rate per annum (rounded up to the next whole multiple of 1/16 of 1%) equal to the rate at which United States dollar deposits are offered to the Bank in the London interbank Eurodollar market as of approximately 11:00 a.m., London, England time, on the second Business Day prior to the first day of such Interest Period for delivery in immediately available funds on the first day of such Interest Period for the number of days in such Interest Period and in an amount equal to the amount of the Eurodollar Rate Loan Portion.

        "EVENT OF DEFAULT" -- is defined in Section 8.1.

        "FINANCIAL STATEMENTS" -- (a) the audited consolidated balance sheet and consolidated statements of operations, shareholders' equity and cash flows of Sequana for the fiscal year then ended, together with the unqualified opinion of the independent public accountants preparing such statements; and (b) the quarterly unaudited consolidated balance sheet and unaudited consolidated statements of operations, and cash flows for Sequana for the fiscal quarters ended March, June, September and December, certified as to accuracy by the Chief Financial Officer or director of finance of Sequana.

        "FINANCING STATEMENT" -- a financing statement or statements on form UCC-1, signed by the Borrower and describing the property in which the Bank has a security interest under the Restricted Account and Security Agreement, all in form and substance suitable for filing as a financing statement under Article 9 of the Uniform Commercial Code as enacted in California and/or New York.

        "FUNDING FEE" -- is defined in Subsection 2.3(d).

        "GAAP" -- generally accepted accounting principles.

        "GENERAL TAX LIENS" -- is defined in Subsection 7.1(b).

        "HAZARDOUS SUBSTANCES" -- is defined in Subsection 3.16(b).

        "INDEBTEDNESS" -- with respect to any Person, all:

               (a) indebtedness, liabilities or other obligations of such Person for borrowed money or for the deferred purchase price of property or services (excluding all operating lease obligations and trade accounts payable and accrued obligations incurred in the ordinary course of business) as determined in accordance with generally accepted accounting principles consistently applied and any other contingent liabilities of such Person;

               (b) indebtedness, liabilities or obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

               (c) reimbursement and other obligations of such Person in respect of letters of credit and bankers acceptance and all net obligations in respect of interest rate swaps, caps, floors and collars, currency swaps, and other similar financial products;

               (d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person;

               (e) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and

               (f) indebtedness of another Person of the types referred to in clauses (a) through (e) guaranteed directly or indirectly in any manner by the Person for whom Indebtedness is being determined, or in effect guaranteed directly or indirectly by such Person through an agreement to purchase or acquire such indebtedness, to advance or supply funds for the payment or purchase of such indebtedness or otherwise assure a creditor against loss, or secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person.

        "INITIATION FEE" -- is defined in Subsection 2.3(d).

        "INTELLECTUAL PROPERTY RIGHTS" -- is defined in Section 3.11.

        "INTEREST DIFFERENTIAL" -- with respect to any prepayment of a Eurodollar Rate Loan Portion on a day other than an Interest Payment Date falling at the end of the applicable Interest Period, the sum of: (a) the per annum interest rate payable with respect to such Eurodollar Rate Loan Portion as the date of the prepayment minus (b) the Reserve Adjusted Eurodollar Rate plus the Applicable Margin on, or as near as practicable to, the date of the prepayment for a

Eurodollar Rate Loan Portion commencing on such date and ending on the last day of the applicable Interest Period. The determination of the Interest Differential by the Bank shall be conclusive in the absence of manifest error.

        "INTEREST PAYMENT DATE" -- (a) with respect to any Prime Rate Loan Portion, the last Business Day of each calendar month; (b) with respect to any Eurodollar Rate Loan Portion, the last day of each applicable Interest Period and, if such Interest Period is longer than three (3) months, also on the last day of each three (3) month period during such Interest Period (with the first such three month period commencing on the first day of the applicable Interest Period); and (c) for any Loan Portion, the date that the Loan Portion is due by either the occurrence of Maturity Date or an Event of Default having occurred and the maturity of the Loan having been accelerated pursuant to the terms of the Loan Documents.

        "INTEREST PERIOD" -- as to any Eurodollar Rate Loan Portion, the period commencing on the date of the initial funding of such Eurodollar Rate Loan Portion or the last day of the immediately preceding Interest Period for any Eurodollar Rate Loan Portion that is to be continued as a Eurodollar Rate Loan Portion and ending, with respect to such Eurodollar Rate Loan Portion, on the numerically corresponding day (or if there is no numerically corresponding day, on the last day), in the calendar month that is one, two, three, six or, if available, twelve months thereafter, in each case as the Borrower may elect in the Election Notice; provided however, that (a) no Interest Period with respect to any Eurodollar Rate Loan Portion shall end later than the Maturity Date, (b) if an Interest Period would end on a day that it is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding day would fall in the next calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day, and
(c) interest shall accrue from and including the first day of an Interest Period to but excluding the last Business Day of such Interest Period.

        "INTEREST RESERVE" -- on any date of determination means an amount equal to the interest that would accrue over the next three months on an amount equal to the principal balance of the Loan outstanding on such date of determination.

        "INVESTMENT ACCOUNT" -- is defined in Subsection 2.6(a).

        "INVESTMENT ACCOUNT RE-ESTABLISHMENT NOTICE" -- is defined in
Section 9.15.

        "INVESTMENT POLICY" -- is defined in Subsection 8.1(j) and a true and correct copy of such Investment Policy is attached as Schedule 8.1(j).

        "IRREVOCABLE INSTRUCTIONS AND POWER OF ATTORNEY" -- is defined in Subsection 2.6(b).

        "IRS" -- is defined in Subsection 3.15(a).

        "LIEN" -- any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature of a security interest or lien).

        "LOAN" -- is defined in Section 2.1.

        "LOAN DOCUMENTS" -- this Agreement, the Note, the Restricted Account and Security Agreement, the Collateral Bailment Agreement, the Irrevocable Instructions and Power of Attorney, the Custodian Agreement, and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or all such documents.

        "LOAN PORTION" -- as the circumstances or context warrants, the portion of the Loan which is a Eurodollar Rate Loan Portion, or Prime Rate Loan Portion.

        "MATURITY DATE" -- September 28, 2001.

        "NET CASH LEVEL" -- the aggregate amount of the market value of Cash and Cash Equivalents less restricted cash (but not including any amounts in the Custodian Account which are restricted or pledged for the benefit of the Bank) and amounts pledged pursuant to agreements between the Borrower and third parties. As used in the preceding sentence, the term restricted cash shall not apply to any general lien negative covenants applying to the general assets of Borrower made by the Borrower to a third party and which are similar to the negative covenants contained in Article VII hereof.

        "NET WORTH" -- an amount equal to the Total Assets minus Total Liabilities.

        "NOTE" -- is defined in Section 2.1.

        "PBGC" -- is defined in Subsection 3.15(a).

        "PERMITTED LIENS" -- is defined in Section 7.1.

        "PERMITTED PURCHASE MONEY LIENS" -- purchase money security interests in personal property acquired after the date hereof to secure purchase money Indebtedness, to the extent that the amount of money borrowed does not exceed the value of the personal property purchased, and the security interest granted does not extend beyond the personal property purchased.

        "PERSON" -- an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

        "PLAN(S)" -- is defined in Subsection 3.15(a) hereof.

        "PRIME RATE" -- the interest rate which the Bank announces from time to time as its floating prime rate in the United States.

        "PRIME RATE LOAN PORTION" -- any portion of the Loan which bears interest at the Prime Rate as provided in Section 2.1 or 2.7.

        "RCRA" -- is defined in Subsection 3.16(a).

        "R&D TRANSACTION" -- is defined in Subsection 7.2(c).

        "REGULATORY CHANGE" -- any change after the date of this Agreement in United States federal, state or local laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States federal, state, or local laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        "RELEASE" -- as specified in CERCLA.

        "REPORTING PERIOD" -- a fiscal quarter of the Borrower.

        "REQUIRED RESTRICTED ACCOUNT BALANCE" -- (a) on and after a Trigger Event has occurred, the sum of the Borrower's then outstanding principal balance of the Loan plus the Interest Reserve and (b) prior to the occurrence of a Trigger Event, the sum of One Thousand Dollars ($1,000).

        "RESERVE ADJUSTED EURODOLLAR RATE" -- with respect to any Eurodollar Rate Loan Portion for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

          Reserve Adjusted                      Eurodollar Rate
          Eurodollar Rate      =      -----------------------------------
                                      1 - Eurocurrency Reserve Percentage


        "RESTRICTED ACCOUNT AND SECURITY AGREEMENT" -- the Restricted Account and Security Agreement of even date herewith by and between the Bank and the Borrower.

        "RESTRICTED ACCOUNT BALANCE" -- the sum of all Cash and Cash Equivalents and any other investments on deposit in the Custodian Account, the amount of such Cash Equivalents or investments to be calculated at the lower of cost or market value.

        "SARA" -- is defined in Subsection 3.16(a).

        "SEQUANA" -- is defined in the Preamble.

        "SUBSIDIARY" -- any person of which the Borrower owns directly or indirectly: (i) sufficient capital stock to enable it to elect at least a majority of the board of directors or similar managing body of such person, or
(ii) capital stock with rights under the charter documents of such Person to elect a director or similar managing official with the power to veto material business decisions and organizational changes.

        "TAXES" -- is defined in Subsection 2.5(a).

        "TOTAL ASSETS" -- total assets as determined in accordance with generally accepted accounting principles, consistently applied; provided, however, that Total Assets shall be reduced by the amount (if any) of intangible assets.

        "TOTAL DEBT" -- the aggregate amount of the Borrower's Indebtedness.

        "TRANSFER DATE" -- is defined in Section 9.15.

        "TRIGGER EVENT" -- is defined in Section 5.10.

        "UCC" -- the Uniform Commercial Code in effect from time to time in the relevant jurisdiction.

                                  Schedule 5.6

                                    INSURANCE

       COVERAGE             PERIOD OF COVERAGE   INSURANCE CO.     POLICY NO.
       --------             ------------------   -------------     ----------
Products Liability and
  Umbrella Liability

Excess Liability

Package (General Liability,
  Property & Fidelity)

Non-owned & Hired Automobile

Directors & Officers Liability

Worker's Compensation

Foreign Package

Cargo

Fiduciary

                                      NOTE


$7,000,000.00                                          San Francisco, California
                                                                October 23, 1996


         FOR VALUE RECEIVED, Sequana Therapeutics, Inc., a California corporation ("Borrower"), hereby promises to pay to the order of The Sumitomo Bank, Limited, a Japanese banking corporation ("Bank"), without counterclaim, offset or deduction, the principal sum of SEVEN MILLION DOLLARS ($7,000,000), in accordance with the terms of the Loan Agreement (referred to below) and to pay interest on the outstanding principal balance at the interest rates provided in the Loan Agreement and elected by Borrower and calculated in accordance with the terms of Loan Agreement. This Note is the Note referred to in the Loan Agreement, of even date herewith, between Borrower and Bank, and is subject to all of the terms and conditions of the Loan Agreement (which are incorporated herein by reference), including the rights of prepayment and the rights of acceleration of maturity. Terms used herein have the meanings assigned to those terms in the Loan Agreement, unless otherwise defined herein.

         Interest only shall be payable on each Interest Payment Date during the period commencing with the initial Disbursement and continuing through and including September 30, 1997. Thereafter, the unpaid principal balance hereunder shall be paid in forty-eight (48) equal consecutive monthly installments of principal (each installment being in an amount sufficient to amortize the outstanding principal balance of the Loan over a period of forty-eight (48) months), together with interest on the unpaid principal balance commencing from the Closing Date, payable on the last Business Day of each calendar month commencing with the first such payment due on October 31, 1997 and continuing until the Maturity Date, on which date Borrower shall make a final payment in an amount equal to all of the then unpaid principal of the Loan and all unpaid interest thereon, provided, however, that repayment of any or all of the outstanding principal balance hereunder and all accrued and unpaid interest thereon may be accelerated by Bank as hereinafter provided upon the occurrence of any Event of Default under the Loan Agreement. Any installment of interest only or of principal and interest paid more than five (5) days late or any other amount payable hereunder which is not paid when due will bear (and Borrower shall pay) interest (to the extent permitted by law) from such due date until such unpaid amount has been paid in full (whether before or after judgment) at a rate per annum equal to the Default Rate.

         Borrower hereby authorizes Bank to record on schedule(s) annexed to this Note (a) the date and amount of each portion of the Loan which constitutes a Eurodollar Rate Loan Portion or Prime Rate Loan Portion; (b) the term of the Interest Period for the Eurodollar Rate Loan Portion; (c) the interest rate or rates for each Eurodollar Rate Loan Portion or Prime Rate Loan Portion and the effective date(s) of all changes in such rates; (d) the date and amount of each interest only payment on each Eurodollar Rate Loan Portion or Prime Rate Loan Portion; and (e) the date and amount of each principal and interest payment on each Eurodollar Rate Loan Portion or Prime Rate Loan Portion and of each prepayment of principal made by Borrower, and

                                  EXHIBIT 2.1

Borrower agrees that all such notations shall constitute prima facie evidence of the matters noted. Bank's failure to record such information shall not reduce or affect the obligations of Borrower hereunder or under the Loan Agreement.

         Upon the occurrence of any Event of Default under the Loan Agreement, Bank, at its option and without further notice, demand, or presentment for payment to Borrower, may declare immediately due and payable the unpaid principal balance and interest accrued thereon together with all other sums owed by Borrower under this Note and the Loan Documents (including, but not limited to reasonable attorneys' fees as provided below) in accordance with the terms of the Loan Agreement, anything in this Note and the Loan Documents to the contrary notwithstanding. Notwithstanding the foregoing, under certain circumstances as provided in the Loan Agreement or under applicable law, the unpaid principal balance and interest accrued thereon together with all other sums owed by Borrower under this Note and the Loan Documents (including, but not limited to, reasonable attorneys fees as provided below) shall automatically become due and payable. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Bank in this Note or the Loan Documents. All amounts so accelerated under this Note or the Loan Documents, or all such amounts that become due and payable on the Maturity Date but remain unpaid, shall in each case (without need for further notice) bear interest from the date of such acceleration or the Maturity Date, as applicable, until the date such amounts are paid in full at a rate per annum equal to the Default Rate.

         Borrower shall make all payments hereunder in lawful money of the United States and in immediately available funds to Bank's account by means of a wire transfer addressed as follows: The Sumitomo Bank, Limited, Chicago Bank, ABA 071001850, through the Federal Reserve Bank of Chicago, Reference: Sequana. The computation of interest hereunder shall be on the basis of a 360 day year, for actual days elapsed.

         All agreements between Borrower and Bank, whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or under the Loan Agreement or any other charges hereunder or under the Loan Agreement which may at any time be deemed to be interest or agreed to be paid to Bank exceed the maximum amount permissible under applicable law. Bank shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. In the event that the total liability for payments of interest and payments in the nature of interest, including without limitation, all charges, fees or other sums which may at any time be deemed to be interest, shall for any reason whatsoever, result in an effective rate of interest that for any interest payment period exceeds the amount which Bank may lawfully collect, then the interest rate shall automatically be reduced to the maximum rate permitted by law and all sums in excess of those lawfully collectible as interest for the period in question shall, without further notice to any party hereto, be applied as a premium-free reduction of the principal balance, provided, however, that Bank may, at any time, and from time to time, elect, by notice in writing to Borrower, to waive, reduce or limit the collection of any sums (or refund to Borrower any sums collected) in excess of those lawfully collectible as interest rather than accept such sums as prepayment of the principal balance.

         Borrower shall pay all reasonable fees, costs and expenses, including reasonable attorneys' fees, incurred by Bank in the preparation and negotiation of this Note and the Loan Documents and in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due, whether or not any legal action is actually filed, litigated or prosecuted to judgment of award. This Note shall be governed by, construed and interpreted in accordance with the laws of the State of California.

         Time is of the essence in the performance of the obligations evidenced by this Note. In the event that an Event of Default occurs and is continuing under the Loan Agreement, Bank shall have all of the rights and remedies provided for in any of the Loan Documents or at law or in equity. The remedies of Bank shall be cumulative and may be exercised from time to time. No failure on the part of Bank or the holder of the Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower hereby waives diligence, presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except such notices as are required under the terms of any of the Loan Documents.

         If this Note is destroyed, lost or stolen, Borrower shall deliver a new note to Bank on the same terms and conditions as this Note, with all appropriate schedules annexed thereto, in substitution of the prior Note. Bank shall furnish to Borrower reasonable evidence that the Note was destroyed, lost or stolen, and any security or indemnity that may be reasonably required by Borrower in connection with the replacement of the Note.

         Executed as of the day and date referred to above.

                                 SEQUANA THERAPEUTICS, INC.



                                 By:
                                    ----------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------


                                 By:
                                    ----------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------

                 IRREVOCABLE INSTRUCTIONS AND POWER OF ATTORNEY


                                October 23, 1996


Union Bank of California, N.A.
530 B Street
San Diego, California  92101

Attention:  Ms. Barbara Davies

               Re:    Sequana Therapeutics, Inc.
                      Investment Management Account
                      No. 510001082-01 (the "Account")

Gentlemen and Ladies:

               We refer you to the above-referenced agency and investment management account held by Union Bank of California, N.A. ("Account Holder") in the name of Sequana Therapeutics, Inc. ("Debtor"). Debtor acknowledges that during the term of these Irrevocable Instructions the Account shall be maintained as an account which is segregated from any other accounts which Debtor maintains with Account Holder. Account Holder shall not be held responsible for (i) any market decline in the value of the assets in the Account or (ii) notifying Bank or Debtor of any such decline in the market value of the assets in the Account or (iii) taking any action with regard to such assets in the Account, except upon the specific written directions contemplated or stated herein.

               Please be advised that Debtor has entered into a Loan Agreement dated as of October 23, 1996 (the "Loan Agreement") with The Sumitomo Bank, Limited (the "Bank").

               Account Holder acknowledges that as of the date hereof it has no knowledge of any interest, assignment, security interest or lien on the Account and the deposits therein other than the interest of Debtor. Account Holder agrees that it will promptly notify the Bank in the event Account Holder receives any notice that any person other than Bank has or asserts any security interest or lien on the Account.

               Debtor hereby irrevocably authorizes and directs Account Holder upon Account Holder's receipt of a written demand and certificate in the form annexed as Exhibit A ("Demand"), to make immediate payment of funds or delivery of marketable securities on deposit in the Account in the amount and pursuant to the directions set forth in such Demand to Sumitomo Bank of New York Trust Company, as custodian of an account bearing Account No. 060000000055 ("Custodian Account"), to be held by Sumitomo Bank of New York Trust Company as bailee pursuant to the terms of a Collateral Bailment Agreement dated October 23, 1996 ("Collateral Bailment Agreement") and a Restricted Account and Security Agreement dated October 23, 1996 ("Restricted Account and Security Agreement"), whether or not such action will cause investment income to be lost or fees to be incurred in connection with the investment



                                  EXHIBIT 2.6B

Union Bank of California
Attention: Ms. Barbara Davies
Ocotber 23, 1996
Page 2



or reinvestment of such deposits. Any capitalized terms which are not defined herein shall have the meaning ascribed to such capitalized terms in the Loan Agreement, Collateral Bailment Agreement or Restricted Account and Security Agreement. The parties acknowledge that the Account Holder is not a party to, and has not been provided with a copy of, the Loan Agreement, Collateral Bailment Agreement and Restricted Account and Security Agreement. Account Holder agrees to honor written instructions to transfer funds or securities received in the form annexed as Exhibit A, subject to the rights of third-party creditors to the Account (if any), including but not limited to tax levies or restraining notices served upon Account Holder with respect to the Account prior to Account Holder's receipt of a Demand.

               Debtor hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power to substitute for such officers and agents, other officers and agents, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor without notice to or assent thereof, and in the name of Debtor or in its own name, from time to time, upon the occurrence of a Trigger Event as defined in the Loan Agreement, to complete and deliver to Account Holder the Demand. Contemporaneously with its delivery of the Demand to Account Holder, Bank shall provide Debtor with a copy of the Demand.

               These Instructions and this power of attorney are coupled with an interest and are irrevocable until such time as written notice of termination has been delivered to Account Holder by Bank.

               Account Holder may rely exclusively upon the Demand. Account Holder will have no right or duty to inquire as to whether the Bank is entitled to issue the Demand or whether the signers thereof have proper authority to sign and deliver the Demand. Debtor agrees that Account Holder is hereby instructed to disregard any instructions provided by Debtor to Account Holder which are contrary to or inconsistent with instructions provided pursuant to these Irrevocable Instructions. Debtor agrees to indemnify and hold Account Holder harmless from any and all losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and the allocated costs of in-house counsel, costs and expenses), claims, actions or demands arising out of, relating to or in connection with Account Holder's compliance with these Irrevocable Instructions (including, without limitation, any accounting treatment or tax consequences which Debtor deems adverse), except to the extent any such losses, liabilities, expenses, claims, actions or demands are the result of gross negligence or willful misconduct of Account Holder. In the event that Account Holder is sued or becomes involved in litigation as a result of complying with these Irrevocable Instructions, Debtor agrees that Account Holder shall be entitled to charge all the costs and fees it incurs in connection with such litigation (including the allocated costs of in-house counsel) against the assets in any Account Holder account of Debtor other than the Account and to withdraw such sums as the costs and charges accrue.

Union Bank of California
Attention: Ms. Barbara Davies
Ocotber 23, 1996
Page 3



               Debtor hereby irrevocably directs Account Holder, upon receipt of a Demand, to transfer to the Custodian Account cash or cash equivalents (acceptable to the Bank in its sole discretion) in the amount set forth in the Demand. The Bank may, in its discretion, deliver a Demand and/or further instructions hereunder to Account Holder. If Account Holder receives a Demand, it will make the transfer to the Custodian Account as provided above prior to allowing Debtor to withdraw any funds from the Account. Debtor hereby irrevocably directs Account Holder to make the foregoing transfer to the Bank in the event of a Demand delivered by Bank.

               Debtor hereby irrevocably directs Account Holder, and Account Holder agrees to notify the Bank in the event that Debtor seeks to withdraw funds from the Account (the "Withdrawal Notice"). Upon receipt of a Withdrawal Notice, the Bank may, in its discretion, and regardless of whether a Trigger Event has occurred, deliver a Demand and/or further instructions hereunder to Account Holder in the event that the Net Cash Level (as such term is defined in the Loan Agreement) in the Account after such withdrawal would be less then the sum of $10,000,000 plus the amount of restricted cash and other amounts in the Account which may be restricted pursuant to agreements between the Debtor and other persons. Account Holder agrees that it will not allow Debtor to withdraw funds from the Account until after five (5) business days have elapsed following Account Holder's delivery of a Withdrawal Notice to Bank and the Bank has failed to deliver a Demand to Account Holder. Debtor hereby irrevocably directs Account Holder to provide a Withdrawal Notice to the Bank. Debtor irrevocably instructs Account Holder to not permit a withdrawal of funds from the Account and to not honor Debtor's withdrawal request unless and until after Account Holder has complied with the foregoing provisions.

               By accepting these Irrevocable Instructions, Account Holder certifies to Bank that the person executing below on behalf of Account Holder is duly authorized to execute and receive these Irrevocable Instructions on Account Holder's behalf, and to bind Account Holder to perform under the terms hereof. These Irrevocable Instructions constitute the binding obligation of Account Holder, enforceable in accordance with their terms. The prevailing party in any action to enforce these Irrevocable Instructions shall be entitled to reasonable attorneys' fees (including the allocated costs of in-house counsel). The provisions of the preceding sentence, and any award of attorneys fees to the prevailing party, shall not affect any claim of Account Holder to indemnification from Debtor pursuant to the indemnification provisions hereinabove.

Union Bank of California
Attention: Ms. Barbara Davies
Ocotber 23, 1996
Page 4



               These Irrevocable Instructions may only be amended or changed by a writing signed by all the parties below and shall expire only upon the written agreement of all parties hereto.

                                           Very truly yours,

ACKNOWLEDGED AND AGREED:                   SEQUANA THERAPEUTICS, INC.

UNION BANK OF CALIFORNIA, N.A.

                                           By:_____________________________
By:____________________________            Name:___________________________
Name:__________________________            Its:____________________________
Its:___________________________

ACKNOWLEDGED AND AGREED:                   By:_____________________________
                                           Name:___________________________
THE SUMITOMO BANK, LIMITED                 Its:____________________________

By:____________________________
Name:__________________________
Its:___________________________


By:____________________________
Name:__________________________
Its:___________________________

                           THE SUMITOMO BANK, LIMITED
                               Pine Street Center
                           100 Pine Street, Suite 3300
                          San Francisco, CA 94111-5219


                            __________________, 1996




Union Bank of California, N.A.
530 B Street
San Diego, California  92101

Attention:  Ms. Barbara Davies

               Re:    Sequana Therapeutics, Inc.
                      Account No. 510001082-01 (the "Account")

Gentlemen and Ladies:

               This certificate and demand refers to a certain Loan Agreement dated as of October 23, 1996 (the "Loan Agreement") between Sequana Therapeutics, Inc. ("Borrower") and The Sumitomo Bank, Limited ("Sumitomo") and the Irrevocable Instructions and Power of Attorney ("Irrevocable Instructions") dated October 23, 1996 among Borrower, Sumitomo, and Union Bank of California, N.A. ("Account Holder").

               This is to certify that either a Trigger Event (as defined in the Loan Agreement) has occurred or an event has occurred under the Irrevocable Instructions which permits Sumitomo to deliver a Demand (as defined in the Irrevocable Instructions) to Account Holder. Therefore, you are hereby directed to (i) deliver marketable securities to:

                      Sumitomo Bank of New York Trust Company, As Custodian Two World Financial Center, Tower B
                      225 Liberty Street, 35th Floor
                      New York, New York  10281
                      Attn:  Trust Department

or (ii) transfer funds via wire through the Federal Reserve Bank of New York to:

                      Morgan Guaranty Trust Company of New York
                      Trust ABA No.:       021000238
                      Account Name:        Sumitomo Bank Ltd. New York
                      Account No.:         63128256
                      For Credit To:       Sumitomo Bank of New York Trust
                                           Company, Trust No. 2
                      Account No.:         350765
                      Reference:    Sequana Therapeutics, Inc.

                      EXHIBIT A TO IRREVOCABLE INSTRUCTIONS

Union Bank of California
Attention: Ms. Barbara Davies
________________, 1996
Page 2


for deposit in the following account at Sumitomo Bank of New York Trust Company:
Account No. 060000000055 an aggregate amount equal to $_____________. The undersigned represents that he or she is a duly appointed officer of Sumitomo.

                                           THE SUMITOMO BANK, LIMITED



                                           By:_______________________________
                                           Name:_____________________________
                                               Its:__________________________


                                           By:_______________________________
                                           Name:_____________________________
                                               Its:__________________________


                      EXHIBIT A TO IRREVOCABLE INSTRUCTIONS

                                  Schedule 3.5


                                   JUDGMENTS



                                     [NONE]

                                 Schedule 3.11


                         PENDING LITIGATION AND CLAIMS



                                     [NONE]

                                 Schedule 3.15


                                     ERISA


1.      401K retirement plan for its employees.

2. 1995 Director Option Plan -- pursuant to which non-employee directors are granted pursuant to an automatic non-discretionary grant mechanism.

3. 1994 Incentive Stock Plan pursuant to which a total of 613,125 options have been issued and/or granted to employees. 200,000 shares

4. Employee Stock Purchase Plan which permits eligible employees to purchase options through payroll deductions. 100,000 shares

                                 Schedule 3.16


                            ENVIRONMENTAL COMPLIANCE



                                     [NONE]

                                 Schedule 3.20


                            SUBSIDIARY OR AFFILIATE



                                NemaPharm, Inc.

                                 Schedule 3.21


                         PENDING LITIGATION AND CLAIMS



                                     [NONE]

                                  SCHEDULE 5.6

                                   INSURANCE

   COVERAGE                  POLICY NO.      PERIOD OF COVERAGE        INSURANCE CO.
   -------                   ----------      ------------------        ------------
Umbrella Liability           7921-69-99          8/1/96-97           Federal Insurance Co.

Excess Liability             3533-89-92          8/1/96-97           Federal Insurance Co.

Package (General Liability,
Property & Fidelity)

Non-owned &                  7323-11-82          8/1/96-97           Federal Insurance Co.
Hired Automobile

Directors &                  CUG-24591           8/1/96-97           Old Republic Ins. Co.
Officers Liability           NDA-0131029         8/1/96-97           Reliance Ins. Co.

Worker's Compensation        W96814456           8/1/96-97           CalComp Ins. Co.

Foreign Package

Cargo

Fiduciary

                                  Schedule 7.1

                               Security Deposits

1. $30,000 security deposit under Lease of the Jackson Building in Cambridge, Massachusetts dated as of July 15, 1996 between Forest City Cambridge, Inc. and Borrower.

2.      $108,000 security deposit (in form of Letter of Credit drawn on Union
        Bank) under Expansion Lease of 11099 North Torrey Pines Road, La Jolla, California, 92037 by and between Health Science Properties, Inc. and Borrower.

3. $12,563 Security Deposit under lease of 11149 North Torrey Pines Road, La Jolla, California, 92037, by and between Torrey Pines Science Center Limited Partnership and Borrower.